CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No.
33-80407.



ARTHUR ANDERSEN LLP


Salt Lake City, Utah
June 26, 1997